UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 8, 2004
Date of Report
(Date of earliest event reported)

Novell, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-13351 (Commission File Number)	87-0393339 (IRS Employer Identification Number)

404 Wyman Street, Suite 500
Waltham, MA 02451
(Address of principal executive offices)

(781) 464-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 1.01. Entry into a Material Definitive Agreement.

On November 8, 2004, Novell, Inc. (“Novell”) announced an agreement (“the Agreement”) with Microsoft to settle potential antitrust litigation related to Novell's NetWare operating system in exchange for $536 million in cash. A copy of the press release is attached hereto as Exhibit 99.1.

Pursuant to the Agreement, in exchange for the cash payment, Novell has agreed to a general release of claims that it has as of the date of the Agreement, with certain exclusions that include patent claims and claims associated with Novell's WordPerfect business. The Agreement also includes a release by Microsoft of claims that would have been compulsory counterclaims to the NetWare claims asserted by Novell. Finally, Novell has agreed to withdraw its intervention in the European Commission's case with Microsoft.

Item 9.01. Financial Statements and Exhibits

(c)  Exhibits

Exhibit Number	Description
99.1	Press Release dated November 8, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novell, Inc. (Registrant)
Date: November 10, 2004	By /s/ Joseph A. LaSala, Jr. (Signature) Senior Vice President, General Counsel and Secretary (Title)

The following exhibit is filed as part of this current report on Form 8-K.

Exhibit Number	Description
Exhibit 99.1	Press Release of Novell, Inc. dated November 8, 2004.